Exhibit 10.10
LEASE
     THIS LEASE made this 1st day of February, 2008, by and between DJR Ventures, LLC, an Indiana Limited Liability Company, Bremen, Indiana, hereinafter called “Lessor”, and Copperfield, LLC, a Minnesota Limited Liability Company, hereinafter called “Lessee”.
W I T N E S S E T H:

RECITALS
     A. Lessor is the sole owner of the premises described below, and desires to lease the premises to a suitable lessee for business purposes.
     B. Lessee desires to lease the premises for the purpose of warehousing and wire manufacturing.
     C. The parties desire to enter a lease agreement defining their rights, duties, and liabilities relating to the premises.
     In consideration of the mutual covenants contained herein, the parties agree as follows:
SECTION ONE
SUBJECT
     Lessor leases the buildings and land located at 1115 West North Street, 1115 West Plymouth Street, and 515 Copperfield Way in the Town of Bremen, Marshall County, Indiana, hereinafter, the “Premises”, and more particularly described as follows, to-wit:
See EXHIBIT “A” attached.

SECTION TWO
TERM
     Lessor demises the above premises for a term commencing on the 1st day of February, 2008, and terminating on the 31st day of December, 2017, or sooner, as provided herein.
     This Lease supersedes and terminates Leases relating to the Premises dated January 1, 2006, April 1, 2004 and June 1, 2002.
SECTION THREE
RENT
     The rent for the term of this lease shall be Eighty One Thousand Three Hundred Twenty Dollars ($81,320.00) per month, payable in equal monthly installments beginning on the 1st day of February, 2008, and the 1st day of each month thereafter until the 31st day of December, 2017.
     Subject to the terms and provisions of this Section Three, it is the intent of the parties that the Lessee shall be fully responsible for all costs and expenses related to the occupancy of the premises including, but not limited to, taxes, insurance, assessments, utilities, repairs and maintenance. All taxes, charges, costs, and expenses that Lessee assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the failure of Lessee to pay those items, and all other damages, costs, expenses, and sums that Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee to comply with the terms and conditions of this lease shall be deemed to be additional rent, and, in the event of nonpayment, Lessor shall have all the rights and remedies as herein provided for failure to pay rent. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that Lessor shall be liable, at its sole cost and expense, for any costs and expenses related to the premises arising from any act, omission, negligence or willful misconduct of Lessor, and that Lessee shall have no liability therefor.
     Lessee shall be solely responsible for all real estate taxes and assessments, and pay all personal property taxes assessed against the premises in a timely fashion. In no event shall taxes payable by Lessee hereunder include any federal, state and local income, franchise, capital stock, gift, estate succession, inheritance, sales, use, revenue or transfer tax (or any substitution therefor) that Lessor must pay in connection with the Premises, nor shall such taxes include any interest or penalties (or costs directly associated therewith) due for late payment of taxes by Lessor, nor any other tax, assessment, charge or levy (or any substitution therefor) against Lessor with respect to or because of the rent and other income derived by Lessor under this Lease, nor shall Lessee be deemed obligated to pay any personal property, corporation, payroll, excise, privilege or any other tax of similar nature (or any substitution therefor) which may be levied or assessed against Lessor.
     Lessee, at its expense, shall have the right, but not the obligation, to contest or review by legal, administrative or other proceedings the amount or validity of any such tax or assessment imposed against the Premises. If Lessee does not pay real estate taxes when due and contests such taxes, Lessee shall not be in default under this Lease for nonpayment of such taxes if Lessee posts bond from an admitted surety in the amount necessary to protect the Premises from the lien of the unpaid taxes. The amount of such bond shall be sufficient to pay the real estate taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Lessee’s action is unsuccessful. The bond made shall be applied to the real estate taxes due, as determined at such proceedings (or upon Tenant’s earlier payment of taxes under protest or otherwise), with any excess being disbursed to Lessee. Lessor, at Lessee’s request, shall join in any such proceedings, but Lessor shall not be liable for any expenses in connection therewith. The proceedings referred to herein shall include, but shall not be limited to, appropriate appeal from any judgments, decrees or orders made in any such proceedings. In the event of any reduction, cancellation or discharge of such taxes or assessments as a result of such proceedings, and if Lessee had not already paid same, then Lessee will do so forthwith as they are finally levied, assessed or imposed. If there shall be any refund payable by the governmental authority with respect thereto, the party paying such amount shall be entitled to receive and retain same.
SECTION FOUR
ALTERATIONS, ADDITIONS AND IMPROVEMENTS

     A. Subject to the limitation that no substantial portion of the building on the demised premises shall be demolished or removed by Lessee without the prior written consent of Lessor. Lessee may at any time during the lease term, subject to the conditions set forth below and at his own expense, make any alterations, additions, or improvements in and to the demised premises and the building. Alterations shall be performed in a workmanlike manner and shall not weaken or impair the structural strength, or lessen the value, of the building on the premises, or change the purposes for which the building, or any part thereof, may be used.
     B. Conditions with respect to alterations, additions, or improvements are as follows:
          1. Before commencement of any work all plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction and any public utility company having an interest therein, and all work shall be done in accordance with requirements of local regulations. The plans and specifications for any alterations estimated to cost Twenty Thousand Dollars ($20,000.00) or more, shall be submitted to Lessor for written approval prior to commencing work, which approval shall not be unreasonably withheld, delayed or conditioned.
          2. Prior to commencement of any work Lessee shall pay the amount of any increase in premiums on insurance policies provided for herein because of endorsements to be made covering the risk during the course of work.
     C. All alterations, additions, improvements on or in the demised premises at the commencement of the term, and that may be erected or installed during the term, shall become part of the demised premises and the sole property of Lessor, except that all moveable trade fixtures installed by Lessee shall be and remain the property of Lessee.
SECTION FIVE
REPAIRS
     Lessee shall, at all times during the lease and at its own cost and expense, repair, replace, and maintain in a good, safe, and substantial condition, the demised premises, and shall use all reasonable precaution to prevent waste, damage, or injury to the demised premises. Lessee will be fully responsible for maintaining the common area including sweeping, snow removal, the signs outside the building, and the lighting outside the building including the cost of electricity therefor.
     Lessee shall also maintain the structural, electrical and mechanical elements of the building as well as the exterior including roof, walls and grounds in at least as good a condition as they are now in, except for normal wear and tear; provided, however, that if any repairs to such structural, electrical, mechanical or exterior elements of the building are necessitated by the act, omission, negligence or intentional misconduct of Lessor, or its agents, employees or contractors, Lessor shall be obligated to reimburse Lessee for any such required repairs, and further provided that in the event Lessor receives the proceeds of any insurance policy for damage to any of the foregoing or is otherwise required to perform any repairs under this Lease, then Lessor shall have the obligation to repair such portion of the Premises at Lessor’s sole cost and expense. The Lessee will seal and stripe the parking lot as needed and will be responsible for patching and repaving the same as needed.
     Notwithstanding anything to the contrary contained herein, in the event that Lessee makes or causes to be made any repairs under this section which constitute a capital improvement to the Premises with a useful life extending beyond the term of the Lease, then Lessor shall reimburse Lessee for a portion of the total cost of such improvement, such portion being equal to a ratio, the numerator of which is equal to the difference between the useful life of the improvement and the then remaining lease term at the time the improvement or expenditure is completed, and the denominator of which is equal to the useful life of the improvement or expenditure. Lessor shall deliver such payment to Lessee within thirty (30) days after Lessee completes such improvement and provides documentation of its expenditure. In the event the Lessee extends the lease under Section Twenty-five, the Lessor shall be reimbursed for the period of time the lease is extended as per above; also, if the Lessee exercises the purchase option, Lessor shall be reimbursed for the balance of what was paid.
SECTION SIX
UTILITIES
     All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility changes as they become due, including those for sewer, heat, water, gas, electricity, and telephone services.
SECTION SEVEN
INSURANCE
     A. During the term of the lease and for any further time that Lessee shall hold the demised premises, Lessee shall obtain and maintain at his expense the following types and amounts of insurance:
          1. Fire Insurance. Lessee shall keep all buildings and improvements, insured against loss or damage by fire and shall maintain his own insurance on stock, property, fixtures, equipment, and improvements owned by the Lessee. Further, the Lessee shall be responsible for any increases in the fire insurance premium occasioned by Lessee’s activities or use of the building.
          2. Personal injury and property damage insurance. Insurance against liability for bodily injury and property damage and machinery insurance, all to be in amounts and in forms of insurance policies as may from time to time be required by Lessor, shall be provided by Lessee. This requirement shall specifically include plate glass insurance, covering the glass in the demised premises.
          3. Other Insurance. Lessee shall provide and keep in force other insurance in amounts that may from time to time be required by Lessor against other insurable hazards as are commonly insured against for the type of business activity that Lessee will conduct.
          4. Each party agrees to have all insurance coverage which may be carried by it endorsed with a clause providing that the insurer waives all rights of subrogation which such insurer might have against the other party. Each party hereby releases the other from any claim for recovery for any loss or damage to any of its property which is insured under valid and collectable insurance policies to the extent of any recovery collectable under such insurance.
     B. All insurance provided by Lessee as required by this section shall be carried in favor of Lessor and Lessee as their respective interest may appear. All insurance shall be written with responsible companies that Lessor shall approve, and copies of the policies shall be held by Lessor or certificates of insurance shall be delivered by Lessee to Lessor. All policies shall require ten (10) days notice by registered mail to Lessor of any cancellation or change affecting any interest of Lessor.
SECTION EIGHT
UNLAWFUL OR DANGEROUS ACTIVITY
     Lessee shall neither use nor occupy the demised premises or any part thereof for any unlawful, disreputable, or ultrahazardous business purpose nor operate or conduct his business in a manner constituting an unreasonable nuisance. Lessee shall immediately, on discovery of any unlawful, disreputable, or ultrahazardous use, take action to halt such activity.
SECTION NINE
INDEMNITY
     Except and to the extent arising from Lessor’s negligence or willful misconduct, Lessee shall indemnify Lessor against all expenses, liabilities, and claims of every kind, including reasonable counsel fees, by or on behalf of any person or entity arising out of either (1) a failure by Lessee to perform any of the terms or conditions of this lease, (2) any injury or damage happening on or about the demised premises, (3) failure to comply with any law of any governmental authority, or (4) any mechanic’s lien or security interest filed against the demised premises or equipment, materials, or alterations of buildings or improvements thereon. Lessor shall indemnify and hold Lessee harmless from and against all claims, damages, expenses and penalties arising out of (i) Lessor’s ownership or operation of the Premises; (ii) Lessor’s negligence or willful misconduct; (iii) any occurrence not caused by Lessee; or (iv) the presence of hazardous materials on or under the Premises prior to the commencement date, including, without limitation, any matters described in the Phase I Environmental Assessment relating to 515 Enterprise Drive (Copperfield Way) prepared by Liesch Companies and dated April 2002, the Phase I Environmental Assessment relating to 1115 West Plymouth Street prepared by Liesch Companies and dated January 1998, the Phase I Environmental Assessment relating to 1115 West Plymouth Street prepared by Atec Environmental Consultants and dated May 10, 1991.
SECTION TEN
DEFAULT OR BREACH

     Each of the following events shall constitute a default or breach of this lease by Lessee:
          1. If Lessee, or any successor or assignee of Lessee while in possession, shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.
          2. If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment.
          3. If Lessee shall fail to pay Lessor any rent or additional rent when the rent shall become due and shall not make the payment within thirty (30) days after written notice thereof by Lessor to Lessee.
          4. If Lessee shall fail to perform or comply with any of the conditions of this lease and if the nonperformance shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee, or, if the performance cannot be reasonably had within the thirty (30) day period, Lessee shall not in good faith have commenced performance within the thirty (30) day period and shall not diligently proceed to completion of performance.
          5. If Lessee shall abandon the demised premises and not pay rental or maintain the same.
          6. If this lease or the estate of Lessee hereunder shall be transferred to or shall pass to or devolve on any other person or party, except in the manner herein permitted.
SECTION ELEVEN
EFFECT OF DEFAULT
     In the event of any default hereunder, as set forth in Section Eleven, the rights of Lessor shall be as follows:
          1. Lessor shall have the right to cancel and terminate this lease, as well as all of the right, title, and interest of Lessee hereunder, by giving to Lessee not less than ten (10) days’ notice of the cancellation and termination. On expiration of the time fixed in the notice, this lease and the right, title and interest of Lessee hereunder, shall terminate in the same manner and with the same force and effect, except as to Lessee’s liability, as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.
          2. Lessor may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term, or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the demised premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible hereunder in the case of any default.
          3. Subject to applicable laws, rules and codes, Lessor may re-enter the premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee. After re-entry, Lessor may terminate the lease on giving sixty (60) days written notice of termination to Lessee. Without the notice, re-entry will not terminate the lease. On termination, Lessor may recover from Lessee all damages proximately resulting from the breach, including the cost of recovering the premises, and the present value of the balance of this lease over the reasonable rental value of the premises for the remainder of the lease term, which sum shall be immediately due Lessor from Lessee. If Lessor defaults hereunder, then Lessee shall have the right to exercise any available legal remedy, including, without limitation, self-help and set-off rights.
          4. Notwithstanding anything to the contrary contained herein, Lessor shall use its reasonable good faith efforts to mitigate its damages caused by Lessee’s default under this Lease.
SECTION TWELVE
DESTRUCTION OF PREMISES
     In the event of a partial destruction of the premises during the term from any cause, Lessee shall forthwith repair the same, but only to the extent of available insurance proceeds, provided the repairs can be made within one hundred twenty (120) days under the laws and regulations of applicable governmental authorities. Any partial destruction shall neither annul nor void this lease, except that Lessee shall be entitled to a proportionate reduction being based on the extent to which the making of repairs shall interfere with the business carried on by Lessee in the premises, or those repairs cannot be made within one hundred twenty (120) days under the laws and regulations of the applicable governmental authorities, or if any destruction occurring during the last three years of the term, this lease may be terminated at the option of either party.
SECTION THIRTEEN
CONDEMNATION
     If the whole or a portion of the demised premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this lease shall cease and terminate as of the date on which title shall vest thereby in that authority, and the rent reserved hereunder shall be apportioned and paid up to that date.
     In the event of any taking or condemnation in whole or in part, the entire resulting award of consequential damages shall belong to Lessor without any deduction therefrom for the value of the unexpired term of this lease or for any other estate or interest in the demised premises now or later vested in Lessee. Lessee assigns to Lessor all his right, title, and interest in any and all such awards. Lessee shall have the rights to any award relating to relocation expenses, tenant fixtures or equipment.

SECTION FOURTEEN
SUBORDINATION
     This lease and all rights of Lessee hereunder shall be subject and subordinate to the lien of any and all mortgages that may now or hereafter affect the demised premises, or any part thereof, and to any and all renewals, modifications, or extensions of any such mortgages. Lessee shall on demand execute, acknowledge, and deliver to Lessor, without expense to Lessor, any and all instruments that may be reasonable, necessary or proper to subordinate this lease and all rights therein to the lien of any such mortgage or mortgages and each renewal, modification, or extension. Notwithstanding the foregoing, any subordination shall be subject to any conditioned upon any such mortgagee agreeing to recognize Lessee’s right under the lease so long as Lessee is not in default.
SECTION FIFTEEN
ACCESS TO PREMISES: SIGNS POSTED BY LESSOR
     Upon reasonable prior notice, Lessee shall permit Lessor or its agents to enter the demised premises at all reasonable hours to inspect the premises or make repairs that Lessee may neglect or refuse to make in accordance with the provisions of this lease, and also to show the premises to prospective buyers, so long as Lessee’s use of the premises is not disrupted. At any time within Six (6) months prior to the expiration of the term, Lessor may show the premises at reasonable times and upon reasonable notice to persons wishing to rent the Premises. Lessor shall use commercially reasonable efforts to minimize any disruption of Lessee’s use or occupancy of the Premises during such entry.
SECTION SIXTEEN
EASEMENTS, AGREEMENTS, OR ENCUMBRANCES
     Subject to Section Eighteen, the parties shall be bound by all existing easements, agreements, and encumbrances of record relating to the demised premises, and Lessor shall not be liable to Lessee for any damages resulting from. any action taken by a holder of an interest pursuant to the rights of that holder thereunder. Lessor warrants to Lessee that no such easements, agreements or encumbrances will impair Lessee’s use of the premises.
SECTION SEVENTEEN
QUIET ENJOYMENT
     Lessor warrants that Lessee shall be granted peaceable and quiet enjoyment of the demised premises free from any eviction or interference by Lessor if Lessee pays the rent and other charges provided herein, and otherwise fully and punctually performs the terms and conditions imposed on Lessee.
SECTION EIGHTEEN
LIABILITY OF LESSOR
     Except to the extent caused by Lessor’s negligence or willful misconduct, Lessee shall be in exclusive control and possession of the demised premises, and Lessor shall not be liable for any injury or damages to any property or to any person on or about the demised premises nor for any injury or damage to any property of Lessee. The provisions herein permitting Lessor to enter and inspect the demised premises are made to insure that Lessee is in compliance with the terms and conditions hereof and makes repairs that Lessee has failed to make. Lessor shall not be liable to Lessee for any entry on the premises for inspection purposes.
SECTION NINETEEN
RENT ABATEMENT
     Except as set forth herein, no abatement, diminution, or reduction of rent shall be claimed or allowed to Lessee or any person claiming under him under any circumstances, whether for inconvenience, discomfort, interruption of business or otherwise, arising from the making of alterations, improvements, or repairs to the premises, because of any governmental laws or arising from and during the restoration of the demised premises after the destruction or damage thereof by fire or other cause.
SECTION TWENTY
REPRESENTATIONS BY LESSEE
     Lessee agrees to indemnify and hold Lessor harmless from and against all claims, damages, expenses and liabilities arising from or related to the existence of hazardous substances on or about the Premises, occasioned by Lessee’s activities.
SECTION TWENTY-ONE
WAIVERS
     The failure of one party hereunder to insist on a strict performance of any of the terms and conditions hereof shall be deemed a waiver of the rights or remedies that such party may have regarding that specific instance only and shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.
SECTION TWENTY-TWO
NOTICE
     All notices to be given with respect to this lease shall be in writing. Each notice shall be sent by registered or certified mail, postage prepaid and return receipt requested, to the party to be notified at the address set forth herein or at such other address as either party may from time to time designate in writing.
     Every notice shall be deemed to have been given at the time it shall be deposited in the United States Mails in the manner prescribed herein. Nothing contained herein shall be construed to preclude personal service of any notice in the manner prescribed for personal service of a summons or other legal process.
SECTION TWENTY-THREE
ASSIGNMENT, MORTGAGE, OR SUBLEASE
     Neither Lessee nor his successors or assigns shall assign, mortgage, pledge,, or encumber this lease or sublet the demised premises in whole or in part, or permit the premises to be used or occupied by others, nor shall this lease be assigned or transferred by operation of law, without the prior consent in writing of Lessor in each instance, if this lease is assigned or transferred, or if all or any part of the demised premises is sublet or occupied by anybody other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, transferee, subtenant, or occupant, and apply the net amount collected to the rent reserved herein, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver of any agreement or condition hereof, or the acceptance of the assignee, transferee, subtenant, or occupant as Lessee. Lessee shall continue to be liable hereunder in accordance with the terms and conditions of this lease and shall not be released from the performance of the terms and conditions hereof. The consent by Lessor to an assignment, mortgage, pledge, or transfer shall not be construed to relieve Lessee from obtaining the express written consent of Lessor to any future transfer of interest.
     Notwithstanding the foregoing, Lessee shall have the right to assign this lease to any related entity or to any entity that acquires Lessee’s assets, business or interests or to any entity that acquires the stock or interests of a related entity of Lessee, regardless of the form of any such acquisition, without Lessor’s prior consent.
SECTION TWENTY-FOUR
OPTION TO RENEW
     Lessor grants to Lessee an option to renew this lease for two (2) additional 5-year periods after expiration of the term of this lease. The rental provided hereinabove shall be renegotiated based on the Fair Market Rental for the Premises (as defined below), however, all other terms and conditions of the renewal lease to be the same as those herein. To exercise this option, Lessee must give Lessor written notice of the intention to do so at least one hundred eighty (180) days before this lease expires. Lessor and Lessee shall have thirty (30) days after Lessor receives Lessee’s renewal notice in which to agree on the rental payable during the renewal period. Notwithstanding anything to the contrary, in no event shall the rental for the applicable renewal period be less than the rental in effect immediately prior to the commencement of the applicable renewal period (“Prior Rent ”).
     If Lessor and Lessee are unable to agree upon the Fair Market Rental for the applicable renewal period within such thirty (30) day period, then within fifteen (15) days after the expiration of such thirty day (30) period, each party, by giving notice to the other party, shall appoint a real estate appraiser who is a current member of the American Institute of Real Estate Appraisers, with at least five (5) years of experience appraising building space comparable to the Premises in geographic area in which the Premises are located to determine the Fair Market Rent. “Fair Market Rent” and “Fair Market Rental” shall mean, as of the date of applicable renewal notice, the net monthly rent per square foot that a willing tenant would pay and a willing landlord of comparable property in the geographic area where the Premises are located would accept at arm’s length for comparable space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to then-current months net rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, abatement provisions, length of lease term, size and location of premises being leased, tenant improvement allowances, if any, and other generally applicable terms and conditions of tenancy for a similar building or buildings. If the two (2) appraisers are unable to agree on the Fair Market Rent for the renewal period within twenty (20) days, they shall select a third appraiser meeting the qualifications stated in this Section within five (5) days after the last day the two (2) appraisers are given to set the Fair Market Rent for the applicable renewal period. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the Fair Market Rent of the applicable renewal period. If a majority of the appraisers is unable to set the Fair Market Rent within twenty (20) days the two (2) closest appraisals shall be added together and their total divided by two (2). The resulting quotient shall be the Fair Market Rent for the applicable renewal term. Each party shall be responsible for the costs, charges and fees of the appraiser appointed by that party and shall share equally in the costs of the third appraiser.
SECTION TWENTY-FIVE
SURRENDER OF POSSESSION
     Lessee shall, on the last day of the term, or on earlier termination and forfeiture of the lease, peaceably and quietly surrender and deliver the demised premises to Lessor free of subtenancies, including all buildings, additions, and improvements constructed or placed thereon by Lessee, except moveable trade fixtures, all in good condition and repair subject to reasonable wear and tear and Lessor’s repair obligations, if any. Any trade fixture or personal property not used in connection with the operation of the demised premises and belongings to Lessee, if not removed at the termination or default, and if Lessor shall so elect, shall be deemed abandoned and become the property of Lessor without any payment or offset therefor. Lessor may remove such fixtures or property from the demised premises and store them at the risk and expense of Lessee if Lessor shall not so elect. Lessee shall repair and restore all damage to the demised premises caused by the removal of equipment, trade fixtures, and personal property.
SECTION TWENTY-SIX
REMEDIES OF LESSOR
          1. In the event of a breach or a threatened breach by Lessee of any of the terms or conditions hereof, Lessor shall have the right of injunction to restrain Lessee and the right to invoke any remedy allowed by law or in equity, as if the specific remedies of indemnity or reimbursement were not provided herein.
          2. The rights and remedies given to Lessor in this lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Lessor, shall be deemed to be in exclusion of any of the others herein, by law, or by equity provided.
          3. No receipt of money by Lessor from Lessee after default or cancellation of this lease in any lawful manner shall (a) reinstate, continue, or extend the term or affect any notice given to Lessee, (b) operate as a waiver of the right of Lessor to enforce the payment of rent and additional rent then due or falling due, or (c) operate as a waiver of the right of Lessor to recover possession of the demised premises by proper suit, action, proceeding, or other remedy. After (a) service of notice of termination and forfeiture as herein provided and the expiration of the time specified therein, (b) the commencement of any suit, action, proceeding, or other remedy, or (c) final order or judgment for possession of the demised premises, Lessor may demand, receive, and collect any monies due, without in any manner affecting such notice, order or judgment. Any and all such monies so collected shall be deemed to be payment on account of the use and occupation of the demised premises or at the election of Lessor, on account of the liability of Lessee hereunder.
SECTION TWENTY-SEVEN
PURCHASE OPTION
          1. Option. Lessor hereby grants to Lessee a continuing option, for the term of this lease, to purchase the Premises, subject to Paragraph 2 hereafter, which option may be exercised by Lessee, in its sole and absolute discretion, at anytime during the term of the Lease. If Lessee desires to exercise such option, Lessee shall provide Lessor with written notice of its intent to exercise such option (the “Option Notice”) not less than ninety (90) days prior to the proposed closing date, which date shall be set forth in the Option Notice. Upon Lessor’s receipt of such notice, Lessor and Lessee shall enter into a real estate sale contract for the sale of the Premises with a purchase price equal to the Fair Market Value of the Premises as determined in accordance with this Agreement.
          2. Right of First Refusal. Lessor hereby agrees that if Lessee does not exercise their option to purchase and a third party expresses interest in the Premises, that Lessee will have first right of refusal to purchase said property. In the event that the Lessor receives a third party offer to purchase the property, the Lessor shall provide the Lessee with a notice of the terms and conditions thereof. Lessee will have ten (10) days in which to match the Offer or the Lessor may proceed with the sale to the third party.
          3. Title. Within twenty (20) days after receipt of the Option Notice, Lessor shall deliver to Lessee an updated abstract of title and a title insurance commitment from a title company selected by Lessee (the “Title Company”) evidencing marketable title to the Premises. Lessee shall thereafter have ten (10) days from the date of receipt of such documentation to examine title and make objections thereto, if any, in writing. Lessor shall sue its best efforts to cure any title defects within thirty (30) days thereafter. If title is not marketable and cannot be made marketable by Lessor within such thirty (30) days period, Lessee shall not be obligated to purchase the Premises.
          4. Closing. The closing of this transaction contemplated hereby (the “Closing Date”) shall be held at the Title Company and occur ninety (90) days after Lessee’s delivery to Lessor of the Option Notice or such other date as the parties may agree.
          5. Closing Documents. At the closing, Lessor shall convey good and marketable and insurable title to Lessee or its designee by general warranty deed, subject only to the Permitted Encumbrances, as defined herein, and shall provide Lessee or its designee with a fully-paid title insurance policy with full ALTA extended coverage over the general exceptions, issued by the Title Company, subject only to (i) current real estate taxes not yet due and payable as of the closing date, (ii) building and zoning laws, ordinances, and state and federal regulations, (iii) easements not interfering with existing improvements, (iv) any covenant, condition, restriction or lien or other encumbrance created by or through Lessee, and (v) such liens, covenants, conditions, easements and exceptions to title as Lessee may agree to in writing (collectively, the “Permitted Encumbrances”). Items customarily adjusted in commercial property transactions shall be adjusted as of the Closing Date. Lessor shall pay any transfer taxes imposed by the applicable state or county and any transfer taxes imposed by local ordinance shall be paid by the party designated in such ordinance. Lessor acknowledges that Lessee shall have no obligation to exercise the Option.
        6. Fair Market Value. Fair Market Value shall mean the amount a willing buyer would be willing to pay to a willing Seller for the Premises in a sale by the seller without a broker to a buyer without a broker, each being under no compulsion to buy or sell. Fair Market Value, if Lessor and Lessee are not able to agree on the same within thirty (30) days after Lessor’s receipt of the Option Notice (the “Negotiation Period”), shall be determined pursuant to the procedures set forth below.
     Not more than twenty (20) days after the end of the Negotiation Period wherein Lessor and Lessee failed to agree as to the Fair Market Value of the Premises, the parties shall attempt to agree upon an appraiser. If the parties agree upon an appraiser, the appraiser so selected shall determine the Fair Market Value of the Premises within thirty (30) days after selection. If the parties fail to so agree upon the selection of one such appraiser within twenty (20) days after the end of such Negotiation Period, Lessor and Lessee shall each designate, within five (5) business days from the end of such twenty (20) day period, one appraiser to determine such Fair Market Value. In the event either party, fails to select it own appraiser, the appraiser selected by the other party shall determine Fair Market Value. If two appraisers are so selected, then they shall independently determine the Fair Market Value of the Premises and complete and forward to Lessor and Lessee their separate appraisal reports within thirty (30) days after the expiration of such five (5) business day period. Any appraisal report not so forwarded within such time period shall be excluded. If only one such report is timely forwarded then the appraisal set forth therein shall be the Fair Market Value. If both reports are timely forwarded and the lower appraisal is not less than ninety percent (90%) of the higher appraisal, then the average of the two appraisals shall be the Fair Market Value. If the lower appraisal is less than ninety (90%) of the higher appraisal, then the two appraisers shall meet and select a third appraiser within ten (10) days after the expiration of the thirty (30) day period. In the event the two appraisers fail to select a third appraiser within such ten (10) day period, either party may obtain court appointment of such third appraiser. The third. appraiser shall independently determine the Fair Market Value of the Premises and promptly complete and forward its report to Lessor and Lessee. The average of the two appraisals closest in amount shall be the Fair Market Value. All appraisers shall be members in good standing with the Appraisal Institute or any organization succeeding thereto and shall have not less than ten (10) years experience with commercial real estate of the type of property in the location where the Premises is located.
SECTION TWENTY-EIGHT
TOTAL AGREEMENT: APPLICABLE TO SUCCESSORS

     This lease contains the entire agreement between the parties and cannot be changed or terminated except by a written instrument subsequently executed by the parties hereto. This lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors and assigns of both parties.
SECTION TWENTY-NINE
APPLICABLE LAW
     This is agreement shall be governed by and construed in accordance with the laws of the State of Indiana.
SECTION THIRTY
TIME OF THE ESSENCE; CONSENT; COUNTERPARTS
     TIME IS OF THE ESSENCE in all provisions of this lease.
     Whatever consent is required hereunder, each party agrees not to unreasonably withhold such consent.
     This Lease may be executed in several duplicate counterparts, each of which shall be deemed an original of this Lease for all purposes.
     IN WITNESS WHEREOF, the parties have executed this lease at Bremen, County of Marshall, State of Indiana, the day and year first above written.

LESSOR	LESSEE

DJR VENTURES, LLC	COPPERFIELD, LLC

By: James D. Pomeroy	By: Richard N. Burger

STATE OF INDIANA                 )
                                                      ) SS:
COUNTY OF MARSHALL        )
     Before me, a Notary Public, in and for said County and State, personally appeared James D. Pomeroy for and on behalf of DJR VENTURES, LLC, an Indiana Limited Liability Company, and acknowledged the execution of the foregoing Lease dated the 1st day of February, 2008, on this 15th day of January, 2008.

, Notary Public

My Commission Expires:	Residing in County, IN

STATE OF ILLINOIS       )
                                            ) SS:
COUNTY OF LAKE          )
     Before me, a Notary Public, in and for said County and State, personally appeared Richard N. Burger for and on behalf of COPPERFIELD, LLC, a Minnesota Limited Liability Company, and acknowledged the execution of the foregoing Lease dated the 1st day of February, 2008, on this 15th day of January, 2008.

, Notary Public

My Commission Expires:	Residing in County, IL

THIS INSTRUMENT PREPARED BY:	David R. Holmes
HOLMES & WALTER, LLP
116 West Plymouth Street
Bremen, Indiana 46506
Telephone: (574) 546-4022